Exhibit 99.1

General Steel Reports First Quarter 2015 Financial Results

BEIJING – May 15, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-controlled steel producer in China, today announced its financial results for the first quarter ended March 31, 2015.

Henry Yu, Chairman and Chief Executive Officer of General Steel commented, “The first quarter of 2015 was very tough for China’s iron and steel industry, as the combination of the government’s stricter environmental enforcement and a slowdown in demand sharply pressured average selling price and profitability. The average price of rebar encountered a steep double-digit sequential decline during the first quarter to the lowest price level in 13 years. Correspondingly, we reduced production volume to preserve working capital, and we took the opportunity to temporarily shut down in the second half of the first quarter in order to perform maintenance on our production equipment.

As the steel industry remains challenging, we believe our accelerated business transformation strategy is on target. In the first quarter, we established our RFID joint venture that in April 2015 launched its first UHF RFID tag, which has thus far received very positive feedback. We anticipate rolling out deployment and commercialization in the second half of 2015. We remain confident that the transformed businesses will drive greater synergies and efficiency enhancements.”

John Chen, Chief Financial Officer of General Steel, commented, “Facing macro-environment challenges for steel operations, we continue to focus on those factors that we can control, including management of our operating expenses and working capital, closely aligning with SOEs and local government for financial support, and continuing to optimize our upgraded manufacturing equipment. As we march forward with our business transformation strategy, we will allocate capital and human resources into our RFID joint venture, as well as unlocking hidden value in our land reserves in an effort to drive greater value for our shareholders.”

First Quarter 2015 Financial Information

•	Sales volume decreased by 27.6% year-over-year to approximately 0.95 million metric tons, compared with 1.32 million metric tons in the first quarter of 2014.
•	Sales totaled $328.2 million, compared with $594.2 million in the first quarter of 2014.
•	Gross loss was $(32.1) million, or (9.8%) of total sales, compared with $(22.6) million, or (3.8%) of total sales in the first quarter of 2014.
•	Loss from operations totaled $(55.7) million, compared with $(43.7) million in the first quarter of 2014.
•	Net loss attributable to the Company was $(45.1) million, or $(0.73) per diluted share, compared with $(43.6) million, or $(0.78) per share in the first quarter of 2014.
•	As of March 31, 2015, the Company had cash and restricted cash of $259.6 million.

General Steel Holdings, Inc.

First Quarter 2015 Financial and Operating Results

Total Sales

Total sales for the first quarter of 2015 decreased by 44.8% year-over-year to $328.2 million, compared with $594.2 million in the first quarter of 2014. The year-over-year sales decrease was primarily due to decreases in both total sales volume and average selling price of rebar.

•	Total sales volume in the first quarter of 2015 was 0.95 million metric tons, a decrease of 27.6% compared with 1.32 million metric tons in the first quarter of 2014.
•	The average selling price of rebar at Longmen Joint Venture in the first quarter of 2015 decreased to approximately $343.8 per metric ton, down by 23.7% from $450.9 per metric ton in the first quarter of 2014.

Gross Loss

Gross loss for the first quarter of 2015 was $(32.1) million, or (9.8)% of total sales, as compared with gross loss of $(22.6) million, or (3.8)% of total sales in the first quarter of 2014. The decrease in gross margin was mainly due to a steeper decrease in average selling price of rebar, compared with the decrease in unit cost of manufactured rebar, as well as a higher fixed manufacturing cost, as the Company proactively paused production for maintenance during the first quarter of 2015.

Operating Expenses and Loss from Operations

Selling, general and administrative expenses for the first quarter of 2015 were $17.4 million, a decrease of 17.6% from $21.1 million in the first quarter of 2014. General and administrative expenses decreased to $11.0 million in the first quarter of 2015, compared with $12.8 million in the first quarter of 2014. Selling expenses were $6.4 million in the first quarter of 2015, compared with $8.3 million in the same period of 2014.

The Company accrued unallocated overheads expenses of $19.1 million in its operating expenses for the first quarter of 2015, which was mainly due to the reallocation of fixed overheads from cost of goods sold to general and administrative in accordance with GAAP, as the Company had temporarily shut down production for maintenance during the period.

Other operating income from a change in the fair value of profit sharing liability during the first quarter of 2015 was $12.9 million, compared with a loss on change in fair value of profit sharing liability of $0.05 million in the same period of last year.

Correspondingly, loss from operations for the first quarter of 2015 totaled $(55.7) million, compared with $(43.7) million for the first quarter of 2014.

Finance Expense

Finance and interest expense in the first quarter of 2015 was $20.6 million, of which $5.2 million was the non-cash interest expense on capital lease, as compared with $5.1 million in the same period of 2014, and $15.4 million was the interest expense on bank loans and discounted note receivables, as compared with $23.6 million in the same period of 2014.

General Steel Holdings, Inc.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the first quarter of 2015 was $(45.1) million, or $(0.73) per diluted share, based on 62.0 million weighted average shares outstanding. This compares to a net loss attributable to General Steel of $(43.6) million, or $(0.78) per share, based on 55.8 million weighted average shares outstanding in the first quarter of 2014. The increase in shares count of weighted average shares outstanding was primarily due to the issuance of 5 million shares of the Company’s common stock pursuant to a $7.5 million private placement which closed in October 2014.

Balance Sheet

As of March 31, 2015, the Company had cash and restricted cash of approximately $259.6 million, compared to $367.3 million as of December 31, 2014. The Company had an inventory balance of $148.3 million as of March 31, 2015, compared to $156.3 million as of December 31, 2014.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EDT on Friday, May 15, 2015 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Friday, May 15, 2015) to discuss the results and answer questions from investors. Listeners may access the call by dialing:

US Toll Free:	1-888-346-8982
International Toll:	1-412-902-4272
China Toll Free:	400-120-1203
Hong Kong Toll Free:	800-905-945
Conference ID:	General Steel Holdings

The call will also be available as a live, listen-only Webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's Website at http://www.corpasia.net/us/GSI/irwebsite/index.php?mod=event. Following the live Webcast, an online archive of the Webcast will be available for 90 days.

A replay of the conference call may be accessed through May 22, 2015 by dialing:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Access Code:	10065799

About General Steel Holdings, Inc.

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management and operations in Tianjin municipality and China’s Shaanxi and Guangdong provinces, the Company produces a variety of steel products including rebar and high-speed wire.

General Steel Holdings, Inc.

In addition to its steel business, the Company also designs, manufactures, and integrates radio frequency identification (“RFID”) systems. The Company’s RFID technology provides real-time data on supplies, inventory, and goods, thereby greatly enhancing its customers’ administration and planning processes, as well as asset tracking and supply chain management.

For more information, please visit www.gshi-steel.com. To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to investor.relations@gshi-steel.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

General Steel Holdings, Inc.

  GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

  CONDENSED CONSOLIDATED BALANCE SHEETS

  (UNAUDITED)
(In thousands)

	March 31,	December 31,
ASSETS	2015	2014
CURRENT ASSETS:
Cash	$9,736	$11,641
Restricted cash	249,820	355,685
Notes receivable	1,606	10,290
Restricted notes receivable	80,889	111,801
Loan receivable	42,569	36,001
Loans receivable - related parties	6,728	34,713
Accounts receivable, net	10,686	9,321
Accounts receivable - related parties	160,286	8,498
Other receivables, net	103,291	63,746
Other receivables - related parties	6,364	39,670
Inventories	148,295	156,327
Advances on inventory purchase	49,440	73,819
Advances on inventory purchase - related parties	11,243	45,617
Prepaid expense and other	5,279	4,803
Prepaid taxes	5,851	5,789
Short-term investment	7,503	2,688
TOTAL CURRENT ASSETS	899,586	970,409

PLANT AND EQUIPMENT, net	1,561,511	1,543,136

OTHER ASSETS:
Advances on equipment purchase	5,270	11,438
Investment in unconsolidated entities	16,705	16,823
Long-term deferred expense	452	458
Intangible assets, net of accumulated amortization	22,885	22,960
TOTAL OTHER ASSETS	45,312	51,679

TOTAL ASSETS	$2,506,409	$2,565,224

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$448,362	$661,635
Accounts payable	608,678	612,801
Accounts payable - related parties	226,964	207,783
Short term loans - bank	232,148	257,502
Short term loans - others	51,995	60,717
Short term loans - related parties	217,397	46,380
Other payables and accrued liabilities	51,985	55,488
Other payable - related parties	96,277	87,252
Customer deposits	139,106	92,974
Customer deposits - related parties	148,176	132,616
Deposit due to sales representatives	19,361	17,871
Deposit due to sales representatives - related parties	2,553	2,509
Taxes payable	9,393	5,201
Deferred lease income, current	2,179	2,176
Capital lease obligations, current	8,678	8,508
TOTAL CURRENT LIABILITIES	2,263,252	2,251,413

NON-CURRENT LIABILITIES:
Long-term loans - related party	352,850	339,549
Deferred lease income, noncurrent	72,258	72,713
Capital lease obligations, noncurrent	397,416	393,252
Profit sharing liability	57,538	70,422
TOTAL NON-CURRENT LIABILITIES	880,062	875,936
TOTAL LIABILITIES	3,143,314	3,127,349

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of March 31, 2015 and December 31, 2014	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 64,458,588 shares issued and 61,986,282 shares outstanding as of March 31, 2015 and December 31, 2014, respectively	64	64
Treasury stock, at cost, 2,472,306 shares as of March 31, 2015 and December 31, 2014	(4,199)	(4,199)
Paid-in-capital	115,563	115,494
Statutory reserves	6,539	6,472
Accumulated deficits	(508,674)	(463,521)
Accumulated other comprehensive income	163	644
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(390,541)	(345,043)

NONCONTROLLING INTERESTS	(246,364)	(217,082)
TOTAL DEFICIENCY	(636,905)	(562,125)

TOTAL LIABILITIES AND DEFICIENCY	$2,506,409	2,565,224

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except per share data)

	For the Three months ended March 31,
	2015	2014
SALES	$270,769	$512,005
SALES - RELATED PARTIES	57,395	82,206
TOTAL SALES	328,164	594,211

COST OF GOODS SOLD	297,565	530,744
COST OF GOODS SOLD - RELATED PARTIES	62,746	86,028
TOTAL COST OF GOODS SOLD	360,311	616,772

GROSS LOSS	(32,147)	(22,561)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(17,355)	(21,053)
UNALLOCATED OVERHEADS EXPENSES	(19,134)	-
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	12,924	(49)

LOSS FROM OPERATIONS	(55,712)	(43,663)

OTHER INCOME (EXPENSE)
Interest income	2,331	3,192
Finance/interest expense	(20,570)	(28,695)
Gain on disposal of equipment and intangible assets	16	46
Income from equity investments	(37)	13
Foreign currency transaction loss	(873)	(854)
Lease income	543	546
Other non-operating income (expense), net	223	(176)
Other expense, net	(18,367)	(25,928)

LOSS BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(74,079)	(69,591)

PROVISION FOR INCOME TAXES	30	5

NET LOSS	(74,109)	(69,596)
Less: Net loss income attributable to noncontrolling interest	(28,956)	(26,032)

NET LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(45,153)	$(43,564)

NET LOSS	$(74,109)	$(69,596)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(853)	4,670

COMPREHENSIVE LOSS	(74,962)	(64,926)
Less: Comprehensive loss attributable to noncontrolling interest	(29,328)	(24,226)

COMPREHENSIVE LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(45,634)	$(40,700)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	61,986	55,813

LOSS PER SHARE
Basic and Diluted	$(0.73)	$(0.78)

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(In thousands)

	For the Three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(74,109)	$(69,596)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation, amortization and depletion	25,164	24,346
Change in fair value of derivative liabilities	(12,924)	49
Gain loss on disposal of equipment and intangible assets	(16)	(46)
Provision for doubtful accounts	1,279	(251)
Reservation of mine maintenance fee	113	242
Stock issued for services and compensation	69	150
Amortization of deferred financing cost on capital lease	4,966	5,086
Income (loss) from equity investments	37	(13)
Foreign currency transaction (gain) loss	873	854
Deferred lease income	(543)	(546)
Changes in operating assets and liabilities
Notes receivable	32,504	(70,354)
Accounts receivable	(1,373)	(102)
Accounts receivable - related parties	(151,218)	(1,569)
Other receivables	(40,476)	355
Other receivables - related parties	33,231	(4,219)
Inventories	7,327	(730)
Advances on inventory purchases	24,380	176
Advances on inventory purchases - related parties	28,436	(38,419)
Prepaid expense and other	(468)	(516)
Long-term deferred expense	7	56
Prepaid taxes	(54)	4,963
Accounts payable	(7,706)	59,351
Accounts payable - related parties	18,856	16,986
Other payables and accrued liabilities	(3,625)	15,300
Other payables - related parties	8,960	(12,676)
Customer deposits	45,848	20,043
Customer deposits - related parties	15,341	113,895
Taxes payable	4,171	2,708
Net cash (used in) provided by operating activities	(40,950)	65,523
CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	105,911	(32,943)
Loan to unrelated parties	(6,500)	-
Repayments from related parties	33,791	-
Cash proceeds from short term investment	81	164
Payments for short term investment	(4,875)	-
Cash proceeds from sales of equipment and intangible assets	-	24
Equipment purchase and intangible assets	(31,589)	(56,861)
Net cash provided by (used in) investing activities	96,819	(89,616)

CASH FLOWS FINANCING ACTIVITIES:
Restricted notes receivable	30,934	131,971
Borrowings on short term notes payable	96,525	439,342
Payments on short term notes payable	(309,823)	(485,455)
Borrowings on short term loans - bank	61,023	95,120
Payments on short term loans - bank	(87,471)	(165,711)
Borrowings on short term loan - others	74,517	9,853
Payments on short term loans - others	(54,275)	(14,426)
Borrowings on short term loan - related parties	75,641	24,528
Payments on short term loans - related parties	(569)	(5,849)
Deposits due to sales representatives	1,462	(425)
Deposit due to sales representatives - related parties	41	-
Borrowings on long-term loans - related party	56,063	-
Payments on long-term loans - related party	(813)	-
Principal payment on capital lease obligation	(1,074)	-
Net cash used in financing activities	(57,819)	(28,948)
EFFECTS OF EXCHANGE RATE CHANGE IN CASH	45	(444)
(DECREASE) INCREASE IN CASH	(1,905)	4,411
CASH, beginning of period	11,641	31,967
CASH, end of period	$9,736	$36,378